Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-226450) and Form S-8 (Nos. 333-226481, 333-200073, 333-189573 and 333-186367) of Zoetis Inc. of our report dated May 30, 2018 relating to the consolidated financial statements of Abaxis, Inc. as of March 31, 2018 and 2017 and for each of the three years in the period ended March 31, 2018, which appears in this Current Report on Form 8-K/A of Zoetis Inc.

/s/ BPM LLP

San Jose, California
October 15, 2018